BCP A Delaware Limited Partnership
BORDEN CHEMICALS and PLASTICS
BCP Management, Inc., General Partner

                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                 Contact:
December 23, 1998                                     Peter F. Loscocco
                                                      614/225-4482

Borden Chemicals and Plastics Obtains
Covenant Waivers For Credit Facility

     Columbus, Ohio (December 23, 1998) -- Borden Chemicals and Plastics

Operating Limited Partnership (NYSE:  BCU) announced today that it has reached agreement with participant banks on amendments to its revolving credit facility that will provide the partnership with continued access to credit and enhanced financial flexibility.

     The new two-year agreement waives the partnership's non-compliance with credit facility covenants at the end of the third quarter, and provides relaxed coverage ratio covenants through Dec. 31, 2000.

     Initial borrowings under the facility will be $48.8 million, leaving

$41.2 million available to the partnership under the agreement, once certain collateral arrangements are final.  A copy of the full credit agreement will be included in a Form 8K filing with the Securities and Exchange Commission.



Forward-Looking Statements

     This news release contains forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the Partnership's continued access to credit to meet future business needs. These forward-looking statements are based on a number of assumptions and forecasts, and actual results may be materially different from those expressed or implied by such statements. Factors affecting future results include, but are not limited to, changes in the demand for and pricing of products, changes in industry production capacities, and changes in the supply of and costs of significant raw materials. Discussion of these and other factors and risks are discussed in
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detail in the Partnership's Form 10-K annual report filed with the Securities and Exchange Commission.
















































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